EXHIBIT (11)(a)

                                  March 5, 2004

Harris Insight Funds Trust
760 Moore Road
King of Prussia, PA  19406

Ladies and Gentlemen:

         We have acted as counsel for Harris Insight Funds Trust (the "Trust") in connection with the proposed acquisition by Harris Insight High Yield Bond Fund, a series of the Trust (the "Acquiring Fund"), of substantially all of the assets and the assumption of substantially all of the liabilities of Harris Insight High Yield Select Bond Fund, another series of the Trust (the "Acquired Fund"), in exchange for authorized but previously unissued shares of Class A Shares, Class N Shares and Institutional Shares of beneficial interest of the Acquiring Fund, $0.001 par value per share (collectively, the "Shares") (the "Reorganization"). This opinion is furnished in connection with the filing of the Trust's Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

         In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the amended and restated declaration of trust of the Trust, as amended (the "Declaration of Trust"); the bylaws of the Trust; a copy of the Amended and Restated Establishment and Designation of Series and Classes of Shares of the Trust, dated January 28, 2004, as filed with the Secretary of the Commonwealth of Massachusetts on February 11, 2004; the actions of the board of trustees of the Trust authorizing the Reorganization and the filing of the Registration Statement; the Registration Statement; and the form of Agreement and Plan of Reorganization by and between the Acquired Fund and the Acquiring Fund included as Appendix A to the joint proxy statement and prospectus constituting a part of the Registration Statement referred to above (the "Plan").

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         Based on such examination, we are of the opinion that subsequent to receipt of Acquired Fund shareholder approval of the Plan, as set forth in the joint proxy statement and prospectus constituting a part of the Registration Statement, the Shares, upon issuance as described in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of beneficial interest of the


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Harris Insight Funds Trust
March 5, 2004
Page Two

Acquiring Fund, except that shareholders of a Fund may under certain circumstances be held personally liable for a Fund's obligations.

         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable for the trust's obligations. However, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both the trust itself was unable to meet its obligations and inadequate insurance existed. To guard against this risk, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification out of Trust property of any shareholder held personally liable for obligations of the Trust.

         In giving this opinion, we have relied upon the opinion of Bingham McCutchen LLP dated March 5, 2004.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,


                                            Bell, Boyd & Lloyd LLC